UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015
(Updating November 17, 2015 Event)

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:
(312) 565-5700

Former name or former address, if changed since last report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)     Election of Directors

On November 17, 2015, the Federal Home Loan Bank of Chicago (the “Bank”) announced that Owen E. Beacom, John K. Reinke, Edward P. Brady and Phyllis Lockett had been elected to the Bank’s Board of Directors (“Board”) and reported this information on the Bank’s Form 8-K dated November 17, 2015 (“Original 8-K”). At the time of filing the Original 8-K, the committees of the Board to which directors would be named for 2016 had not yet been determined and the Bank’s 2016 Board of Directors Compensation Policy had not yet been approved by the Board. The Bank is filing this Form 8-K/A to report Board committee assignments for 2016 and provide an update on expected compensation for all directors, including those elected during the recent election.

Board Chairman and Vice Chairman

On December 10, 2015, the Board elected William W. Sennholz to serve as Chairman and Michael G. Steelman to serve as Vice Chairman of the Board for 2016-2017.

Board Committee Assignments

On December 10, 2015, the Board approved the following committee assignments for all directors for 2016:

Executive and Governance Committee

Primary Members:

William W. Sennholz, Chairman
Michael G. Steelman, Vice Chairman
Mary J. Cahillane
E. David Locke
Steven F. Rosenbaum

Alternate Members:

Thomas L. Herlache
James T. Ashworth
Edward P. Brady
John K. Reinke

Affordable Housing Committee

James T. Ashworth, Chairman
Leo J. Ries, Vice Chairman
Edward P. Brady
Mark J. Eppli
Charles D. Young

Audit Committee

Michael G. Steelman, Chairman
John K. Reinke, Vice Chairman
Mary J. Cahillane
Thomas L. Herlache
Steven F. Rosenbaum
Charles D. Young

Public Policy Committee

Edward P. Brady, Chairman
E. David Locke, Vice Chairman
David R. Pirsein
Steven F. Rosenbaum
Gregory A. White

Human Resources and Compensation Committee

John K. Reinke, Chairman
James T. Ashworth, Vice Chairman
Owen E. Beacom
Thomas L. Herlache
Gregory A. White

Risk Management Committee

Mary J. Cahillane, Chairman
Mark J. Eppli, Vice Chairman
Michelle L. Gross
Phyllis Lockett
Michael G. Steelman

Operations and Technology Committee

E. David Locke, Chairman
David R. Pirsein, Vice Chairman
Owen E. Beacom
Michelle L. Gross
Phyllis Lockett
Leo J. Ries

The Chairman of the Board is an ex officio member of all committees of the Board, as a voting member.

Director Compensation
On December 10, 2015, the Board also approved the Bank’s 2016 Board of Directors Compensation Policy, which provides that all directors, including those elected during the recent election, serving on the Bank’s Board are expected to receive total annual director compensation paid as a combination of a quarterly retainer at the end of each quarter and per meeting fees. The following table sets forth the maximum amounts that Bank directors can earn on an annual basis under the policy:

Position	Maximum Quarterly Retainer Fees	Maximum Meeting Fees	Maximum Annual Fees
Chairman	$52,500	$52,500	$105,000
Vice Chairman	47,500	47,500	95,000
Audit Committee Chairman	47,500	47,500	95,000
Committee Chairman	45,000	45,000	90,000
Director	42,500	42,500	85,000

If a director does not fulfill his or her responsibility by meeting certain performance and attendance criteria set forth in the policy, the director’s compensation will be reduced below the maximum amounts shown above. No additional meeting fees will be paid to any director for their participation in any other special meetings or events on behalf of the Board or the Bank, unless such participation results in a director being absent for a Board or Board committee meeting, in which case a meeting fee will be paid. All directors are also entitled to participate in a non-qualified, unfunded, deferred compensation plan, under which each Bank director has the opportunity to defer all or a portion of the compensation paid under this policy. In addition to the maximum annual fees, the Bank reimburses directors for necessary and reasonable travel and related expenses associated with meeting attendance in accordance with the Bank’s employee reimbursement policy.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: December 15, 2015	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary